Exhibit 99.1

NATIONAL HOLDINGS CORPORATION
REPORTS 14% REVENUE GROWTH FOR FY2011

Improved brokerage commissions and investment banking environment result in revenue and adjusted EBITDA growth over prior fiscal year and position National Holdings Corporation for FY 2012

New York, New York, January 13, 2012 -- National Holdings Corporation (the “Company”) (OTCBB: NHLD.OB), a full service investment banking company operating through its wholly-owned subsidiaries, reported financial results for the Company’s fiscal year ended September 30, 2011.

“The market volatility over the past fiscal year resulted in a challenging business setting, yet despite this difficult environment, we grew our consolidated revenues to $126.52 million for the fiscal year ended September 30, 2011 compared to $110.95 million for the fiscal year ended September 30, 2010 reflecting a growth of 14%,” stated Mark Goldwasser, Chief Executive Officer.  “We look forward to the future with a high level of optimism, as we believe that the Company is well positioned to achieve success should the markets stabilize and improve; we continue to strive towards improving our profit margins through continued growth, cost reduction initiatives and realizing greater efficiencies.”

“We continue to leverage our diverse revenue base, including our strategic product initiatives, overall retail advisory channel and our investment banking team all of which resulted in an increase in our overall commission income by approximately 16% and investment banking revenues by approximately 6% for the year ended September 30, 2011 as compared to the same period ending in 2010,” stated Leonard J. Sokolow, President and Vice Chairman. “As we progress into our FY 2012 we see that favorable markets should continue to reward the infrastructure we have put in place and enable us to benefit from strategic initiatives generated by the ever changing market place.”

The Company realized a net loss attributable to common stockholders of ($4.71 million) on revenues of $126.5 million for the fiscal year ended September 30, 2011 compared to a loss of ($6.63 million) on revenues of $110.95 million for the fiscal year ended September 30, 2010. After providing for cumulative dividends, the Company had a basic and diluted net loss per share attributable to common stockholders of ($0.18) for the fiscal year ended September 30, 2011, compared to basic and diluted net loss per share attributable to common stockholders of ($0.39) for the fiscal year ended September 30, 2010.  Basic and diluted shares outstanding were 19,697,033 for the fiscal year ended September 30, 2011, and basic and diluted shares outstanding were 17,214,204 for the fiscal year ended September 30, 2010.

The net profit before interest, taxes, depreciation and amortization (EBITDA), adjusted to exclude non-cash compensation expense and write down of forgivable loans, was $.12 million for the fiscal year ended September 30, 2011, as compared to a net loss of ($1.52 million) for the fiscal year ended September 30, 2010. This represents an overall adjusted (EBITDA) improvement of $1.64 million from the fiscal year 2010 to the fiscal year 2011.

About National Holdings Corporation

With anticipated annual revenues of approximately $130 million for the fiscal year 2012 and over 800 independent advisors, brokers, traders and sales associates, the Company is a leading Independent Advisor and Broker services company. As the migration of financial advisors from wire houses, such as Merrill Lynch (NYSE: ML) and Morgan Stanley (NYSE:MS) to Independent Advisors and Brokers, like the Company and LPL Financial (NASDAQ:LPLA) accelerates, the Company's open architecture, high pay-out percentage, top tier compliance, supervision and operations are attractive to those advisors and brokers who want their independence but also want the support and product offerings of a larger firm.

National Holdings Corporation is a holding company for National Securities Corporation, vFinance Investments, Inc., EquityStation, Inc., National Asset Management, Inc., and National Insurance Corporation. National Securities, vFinance and EquityStation are broker-dealers registered with the Securities and Exchange Commission (“SEC”), and members of FINRA and SIPC. National Securities and vFinance are also members of the NFA. National Asset Management is a federally-registered investment adviser. National Insurance provides a full array of fixed insurance products to its clients. For more information, please visit our websites at www.nationalsecurities.com and www.vfinance.com.

Safe Harbor Statements

This release contains forward-looking statements within the meaning of the federal securities laws.  The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements relate to future events and/or future financial performance and involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  Please refer to the documents National Holdings Corporation files, from time to time, with the SEC, including, but not limited to, the Company’s most recent Form 10-K and Form 10-Q and the cautionary statements contained therein.  These documents contain and identify important risk factors that could cause the actual results to differ materially from those contained in or implied by these forward-looking statements.  These risk factors included, without limitation, (i) our ability to increase revenues, achieve profitability or obtain additional financing, (ii) changes in general economic and business conditions (including in the securities industry), (iii) actions of our competitors, (iv) market fluctuations and volatility, (v) the extent to which we are able to develop and enhance new services and markets for our services, (vi) the time and expense involved in such development activities, (vii) risks in connection with acquisitions, (viii) the level of demand and market acceptance of our services, and (ix) changes in our business strategies.  The words “may,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “anticipate,” “could,” “would,” “should,” “seek,” “continue,” “pursue” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made.  National Holdings Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and, therefore, readers should not place undue reliance on these forward-looking statements.

CONTACTS:

Mark Goldwasser	Leonard J. Sokolow
Chief Executive Officer	President and Vice Chairman
Tel: 212-417-8210	Tel: 561-981-1005

NATIONAL HOLDINGS CORPORATION
(CONSOLIDATED)
FINANCIAL HIGHLIGHTS

	Twelve Months Ended
	Audited

	September 30, 2011	September 30, 2010

Revenues	$126,521,000	$110,952,000

Net loss	$(4,713,000)	$(6,635,000)

Preferred stock dividends	(414,000)	(386,000)

Net loss attributable to common stockholders	$(5,127,000)	$(7,021,000)

Loss per share attributable to common stockholders - Basic	$(0.18)	$(0.41)

Loss per share attributable to common stockholders - Diluted	$(0.18)	$(0.41)

Weighted average number of shares outstanding - Basic	19,697,033	17,214,204

Weighted average number of shares outstanding - Diluted	19,697,033	17,214,204

NATIONAL HOLDINGS CORPORATION
(CONSOLIDATED)
EBITDA, as ADJUSTED

The following table presents a reconciliation of EBITDA, as adjusted, to net loss as reported.

	Twelve Months Ended
	Audited

	September 30, 2011	September 30, 2010

Net loss, as reported	$(4,713,000)	$(6,635,000)

Interest expense	1,147,000	1,364,000

Taxes	148,000	174,000

Depreciation	633,000	727,000

Amortization	644,000	649,000

EBITDA	(2,141,000)	(3,721,000)

Change in fair value of derivative liabilities	1,603,000	376,000

Non-cash stock based compensation expense	265,000	532,000

EBITDA, as adjusted	(273,000)	(2,813,000)

Forgivable loan write down	392,000	1,289,000

EBITDA, as adjusted with forgivable loan write down	$119,000	$(1,524,000)

Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for non-cash compensation expense, non-cash expenses related to offerings and amortization of forgivable loans, is a key metric the Company uses in evaluating its financial performance. EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC pursuant to the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted, an important measure of its ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA, as adjusted, eliminates the non-cash effect of tangible asset depreciation and amortization of intangible assets and stock-based compensation.  EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.